SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2003

Greater Bay Bancorp
(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.    Other Events.

On January 22, 2003, Greater Bay Bancorp (the “Companny”) issued a press release announcing its 2002 fourth quarter and year end results. The title and paragraphs 1 through 10, 13 and 16 through 19 of the press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated January 22, 2003 re 2002 fourth quarter and year end results

Item	9. Regulation FD Disclosure

Paragraphs 11, 12, 14, and 15 (including bullet points under the heading “2003 Key Business Drivers”) of the press release appearing in Exhibit 99.1 are not filed but are furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Dated: January 23, 2003	By:	/s/ Linda M. Iannone
Linda M. Iannone Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release dated January 22, 2003 re 2002 fourth quarter and year end results